UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 29, 2011, MoSys, Inc., entered into a patent purchase agreement with Invensas Corporation, a wholly owned subsidiary of Tessera Technologies, Inc., for the sale of 43 United States and 30 related foreign memory technology patents to Invensas Corporation for $35 million in cash.  Under the agreement, MoSys retained a license to the purchased patents to cover its Bandwidth Engine integrated circuit product line and technology partners, along with related rights to offer sublicenses to current and future partners.  The rights of MoSys’ licensees under existing license agreements will not be altered by the transaction, and, for extensions and renewals of these agreements, MoSys has retained the right to continue to offer existing licensees their current rights under the purchased patents.  However, the patent purchase agreement limits MoSys’ rights to grant licenses under those patents outside of the scope of its retained license and, in particular, limits the number of future licenses of 1T-SRAM memory technology that MoSys can grant to developers of systems-on-a-chip, or SOCs, which, at one time, were a principal focus of MoSys’ 1T-SRAM licensing activities.

The proceeds from this transaction will help MoSys significantly in furthering its strategy and primary business objective to become a fabless semiconductor company focused on the development and sale of Bandwidth Engine integrated circuits to networking equipment systems providers and their subsystem and component vendors.  Consistent with this continued focus, and, as previously reported, MoSys expects to have only limited intellectual property licensing activities and reduced revenues from such activities in the future.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this report and is incorporated by reference in response to this item.

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which include, without limitation, statements about our strategy and expected financial performance. Any statements about our business, financial results and operations contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” or similar expressions are intended to identify forward-looking statements. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors disclosed under Item 1A of our annual report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q. We undertake no obligation to update publicly any forward-looking statements for any reason, except as required by law, even as new information becomes available or events occur in the future.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release by MoSys, Inc. and Invensas Corporation dated December 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: January 5, 2012	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by MoSys, Inc. and Invensas Corporation dated December 29, 2011.